                                                                    Exhibit 23.3

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-101800 of MidAmerican Energy Company on Form S-3 of our report dated January 17, 2002, appearing in the Annual Report on Form 10-K of MidAmerican Energy Company for the year ended December 31, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Des Moines, Iowa
December 23, 2002